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               EQUIPMENT SALES AGREEMENT
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This Sales  Agreement  ("Agreement")  is entered into by and between  Demetrious
Charalambous ("DC") and Internet Telecommunications Plc ("Customer").

1. SALE OF EQUIPMENT. Customer hereby agrees to purchase from DC the equipment (the "Equipment") set forth as follows:
         9 DigiTalk switches
         4 Everyware  Soft Switches
         2 Server
         2 Database PC's

         Including all Software licence's

2. PRICE. The price and time for payment for the Equipment is as follows:
         The Price of (pound)350,000 will be the purchase price and will be exchanged into Internet Telecommunication Plc share of the value of 49,998 at par value of (pound)7 on exchange. Any amounts payable by Customer hereunder which remain unpaid after the due date shall be subject to a late charge equal to 1.5% per month from the due date until such amount is paid.
3. DELIVERY. DC shall use its reasonable efforts to deliver the Equipment to Customer on the delivery date set forth in Section 2. Delivery shall be made F.O.B. at DC's offices in London, UK. If the delivery is not made within 30 days of the scheduled delivery date, other than because of the fault of Customer or by FORCE MAJEURE (as set forth in Section 9(l)), Customer may cancel its purchase of the Equipment. All transportation, shipping and handling charges shall be paid by Customer. Customer bears all risk of loss or damage to the Equipment after delivery to the transportation shipping point.
4. OPERATION OF THE EQUIPMENT. Customer shall be responsible for operation of the Equipment. Customer shall operate the Equipment in a reasonably competent manner and in compliance with the operations manual for the Equipment. Customer shall comply with all applicable rules, laws, and regulations in connection with operation of the Equipment.

5. INFRINGEMENT INDEMNITY. DC will defend and indemnify Customer against a claim that the Equipment infringes a United Kingdom copyright or patent, provided that: (a) Customer notifies DC in writing within 30 days of the claim; (b) DC has sole control of the defense and all related settlement negotiations; and (c) Customer provides DC with the assistance, information and authority necessary to perform CDC's obligations under this Section. Reasonable out-of-pocket expenses incurred by Customer in providing such assistance will be reimbursed by DC. DC shall have no liability for any claim of infringement based on use of Equipment altered by Customer. In the event the Equipment is held or is believed by DC to infringe, DC shall have the option, at its expense, to (a) modify the Equipment to be no infringing; (b) obtain for Customer a license to continue using the Equipment; or (c) refund the fees paid for the Equipment. This Section 5 states DC's entire liability and Customer's exclusive remedy for infringement, misappropriation or related claims.

         6. DISCLAIMERS AND WARRANTY.

a. DC warrants to the original purchaser of Equipment that for the Warranty Period (as defined below), the Equipment will be free from material defects in materials and workmanship. The foregoing warranty is subject to the proper installation, operation and maintenance of the Equipment in accordance with installation instructions and the operating manual supplied to Customer. Warranty claims must be made by Customer in writing within sixty (60) days of the manifestation of a problem. DC's sole obligation under the foregoing warranty is, at DC's option, to repair, replace or correct any such defect that was present at the time of delivery, or to remove the Equipment and to refund the purchase price to Customer.
b. The "Warranty Period" begins on the date the Equipment is delivered and continues for 12 months. c. Any repairs under this warranty must be conducted by an authorized DC service representative. d. Excluded from the warranty are problems due to accidents, misuse, misapplication, storage damage, negligence, or modification to the Equipment or its components.
e. DC does not authorize any person or party to assume or create for it any other obligation or liability in connection with the Equipment except as set forth herein.
f. THE INDEMNITY IN SECTION 5 AND WARRANTY IN SECTION 6(a) ABOVE IS EXCLUSIVE AND IN LIEU OF ALL OTHER INDEMNITIES OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
DC and the customer, agree to the full performance of the covenants herein contained.

IN WITNESS WHEREOF, they have executed this Agreement the day and year first above written:


By: Demetris Charalambous



By: Charlie Yiasemis
Dated: 1st June 2004